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                           PROFESSIONAL BANK SERVICES, INC.


April 5, 1996


                             CONSENT OF FINANCIAL ADVISOR

 We consent to the use of our opinion letter as an appendix to the Proxy Statement-Prospectus which forms a part of this Registration Statement on Form S-4 and to the references to our firm in the Registration Statement on Form S-4.


/s/ Professional Bank Services, Inc.

PROFESSIONAL BANK SERVICES, INC.

                                     Ex. 23(d)-1